UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 7, 2007

New Century Financial Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-32314	56-2451736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18400 Von Karman Avenue, Suite 1000, Irvine, California		92612
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(949) 440-7030

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed by New Century Financial Corporation (the “Company”) on March 12, 2007 (the “Original Report”) to correct an inadvertent error in the Company’s estimate of the aggregate obligation of its subsidiaries to repurchase all outstanding mortgage loans financed under the Amended and Restated Master Repurchase Agreement with Credit Suisse First Boston Mortgage Capital LLC (“CSFBMC”). The Original Report incorrectly stated that “[t]he Company estimates that the aggregate repurchase obligation of its subsidiaries under the CSFBMC Agreement was approximately $0.9 billion as of March 9, 2007.” The sentence should have read “[t]he Company estimates that the aggregate repurchase obligation of its subsidiaries under the CSFBMC Agreement was approximately $1.4 billion as of March 9, 2007.” No other corrections are being made hereby, but in the interest of clarity, this amended report amends and restates in its entirety the Original Report.

Item 1.01 Entry into a Material Definitive Agreement.

On March 8, 2007, New Century Mortgage Corporation, New Century Financial Corporation’s (the "Company") indirect wholly owned subsidiary ("NCMC"), NC Capital Corporation, a direct wholly owned subsidiary of NCMC ("NC Capital"), NC Asset Holding, L.P. (successor by conversion to NC Residual II Corporation), an indirect wholly owned subsidiary of the Company ("NCAH"), Home123 Corporation, an indirect wholly owned subsidiary of the Company ("Home123") and New Century Credit Corporation, a direct wholly owned subsidiary of the Company ("NCCC" and, together with NCMC, NC Capital, NCAH and Home123, the "Existing Borrowers"), NC Residual III Corporation, a direct wholly owned subsidiary of NC Capital, and NC Residual IV Corporation, a direct wholly owned subsidiary of the Company (the "New Borrowers" and together with the Existing Borrowers, collectively, the "Borrowers"), and Morgan Stanley Mortgage Capital Inc. ("Morgan Stanley") entered into Amendment No. 8 (the "Morgan Stanley Amendment") to that certain Master Repurchase Agreement dated December 12, 2005 (as amended to date, including by the Morgan Stanley Amendment, the "Morgan Stanley Agreement") by and among the Existing Borrowers and Morgan Stanley. The Morgan Stanley Amendment had the effect of adding the New Borrowers to the Morgan Stanley Agreement and allowing the Borrowers to pledge additional assets for $265 million in new financing. The Morgan Stanley Amendment also provides that Morgan Stanley may, in its discretion, elect to discontinue extending financing to the Borrowers under the Morgan Stanley Agreement. The Morgan Stanley Amendment is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

As described in Item 2.04 of this Current Report, on March 9, 2007, the Company received a letter from Morgan Stanley notifying the Company of certain purported defaults, accelerating certain obligations under the Morgan Stanley Agreement and stating that Morgan Stanley was discontinuing financing to the Borrowers under the Morgan Stanley Agreement.

Item 1.02 Termination of a Material Definitive Agreement.

As described in Item 2.04 of this Current Report, on March 8, 2007, the Company and its subsidiaries repaid their outstanding obligations under the Citigroup Agreement (defined below). Although the parties to the Citigroup Agreement have not formally terminated the Citigroup Agreement, the Company does not expect to be able to obtain additional financing under the Citigroup Agreement.

In addition, as further described in Item 2.04 of this Current Report, under the respective financing arrangements between the Company and its lenders, each of the Company’s lenders have the right to cease providing financing to the Company and its subsidiaries during the pendency of an event of default. As of March 9, 2007, all of the Company’s lenders under its short-term repurchase agreements and aggregation credit facilities had discontinued their financing with the Company or had notified the Company of their intent to do so. Certain of these lenders had also purported to terminate the Company’s servicing rights under the respective financing arrangement, as described in Item 2.04 of this Current Report.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The Company relies on short-term repurchase agreements and aggregation credit facilities and an asset-backed commercial paper facility to fund mortgage loan originations and purchases pending the pooling and sale of such mortgage loans.

As previously disclosed, the Company has been in discussions with its lenders in an effort to obtain waivers for certain of the obligations of the Company and its subsidiaries under these financing arrangements. As described below, the Company has received notices from certain of its lenders asserting that the Company and/or its subsidiaries have violated their respective obligations under certain of these financing arrangements and that such violations amount to events of default. Certain of these lenders have further advised the Company that they are accelerating the Company’s obligation to repurchase all outstanding mortgage loans financed under the applicable agreements. Below is a summary of the Company’s financial obligations that are purported to have been accelerated by the Company’s lenders as well as a description of certain additional notices received by the Company from its lenders.

Bank of America, N.A. ("Bank of America")

• The Company has received two letters from Bank of America, each dated March 8, 2007. The letters allege that certain subsidiaries of the Company failed to satisfy margin calls under that certain Third Amended and Restated Master Purchase Agreement, dated as of May 13, 2002, amended and restated to and including September 7, 2006, by and among certain subsidiaries of the Company and Bank of America, and that certain Amended and Restated Master Repurchase Agreement, dated as of September 5, 2005, amended and restated to and including September 28, 2006, by and among certain subsidiaries of the Company and Bank of America (such agreements, the "Bank of America Agreements") and that as a result Events of Default (as defined in the respective Bank of America Agreements) have occurred. The letters also purport to accelerate the obligation of the Company’s subsidiaries to repurchase all outstanding mortgage loans financed under the Bank of America Agreements. Under the Bank of America Agreements, such acceleration would require the immediate repayment of the repurchase obligation. The Company estimates that the aggregate repurchase obligation of its subsidiaries under the Bank of America Agreements was approximately $0.6 billion as of March 9, 2007. The Company is a guarantor under the Bank of America Agreements. In the letters, Bank of America additionally purports to transfer to itself the Company’s subsidiaries’ servicing rights under the Bank of America Agreements and requests that the Company and such subsidiaries transfer the relevant servicing records to a party designated by Bank of America.

Barclays Bank PLC ("Barclays")

• The Company received a Notice of Termination of Servicing from Barclays, dated March 8, 2007, purporting to terminate the right of one of the Company’s subsidiaries to service certain loans under that certain Master Repurchase Agreement, dated as of March 31, 2006, by and among the Company, certain of its subsidiaries, Barclays and Sheffield Receivables Corporation. In its notice, Barclays also requested that the Company and its subsidiaries take certain actions to facilitate the transfer of the servicing rights to a party appointed by Barclays.

Citigroup Global Markets Realty Corp. ("Citigroup")

• The Company received a Notice of Maintenance Call from Citigroup, dated March 6, 2007, stating that a margin deficit under that certain Master Repurchase Agreement, dated as of August 1, 2006, among certain subsidiaries of the Company, the Company, as guarantor, and Citigroup (the "Citigroup Agreement") exists, and demanding that such subsidiaries transfer approximately $80.3 million to Citigroup in immediately available funds on or before 5:00 p.m. on March 7, 2007. This obligation was satisfied as a result of the repayment described immediately below.

• The Company also received a Notice of Repurchase and Termination of Transactions from Citigroup, dated March 6, 2007, notifying the Company that Citigroup was exercising its option under the Citigroup Agreement to require the Company and/or its subsidiaries to satisfy their obligation to repurchase all outstanding mortgage loans financed under the Citigroup Agreement and to pay the amount of such obligation to Citigroup no later than 5:00 p.m. on March 7, 2007. The aggregate amount of this obligation at March 7, 2007 was approximately $717 million. On March 8, 2007, the Company used the proceeds of the additional financing under the Morgan Stanley Amendment to satisfy this obligation.

• Additionally, the Company and one of its subsidiaries received a Notice of Default, dated March 8, 2007, alleging that an Event of Default as defined in that certain Servicer Advanced Financing Facility Agreement between such subsidiary and Citigroup (the "Citigroup Servicer Agreement") exists as a result of the downgrade, on March 8, 2007, by Fitch Ratings and Moody’s Investor Services of such subsidiary’s residential primary servicer rating and the Company’s alleged breach of its covenant to maintain cash and cash equivalents at all times in an amount of not less than $60 million. The Notice of Default states that all amounts and obligations of the Company (as guarantor) and such subsidiary in the aggregate principal amount of approximately $31.9 million together with interest, fees, expenses and other charges as provided in the Citigroup Servicer Agreement and the Note (as defined in the Citigroup Servicer Agreement) are immediately due and payable. This amount remains outstanding as of March 9, 2007.

Credit Suisse First Boston Mortgage Capital LLC ("CSFBMC")

• The Company received a Notice of Event of Default and Exercise of Remedies, dated March 11, 2007, from CSFBMC alleging that certain Events of Default as defined in that certain Amended and Restated Master Repurchase Agreement, dated as of January 31, 2007, by and among the Company, certain of its subsidiaries and CSFBMC (the "CSFBMC Agreement") have occurred as a result of (i) the alleged failure of such subsidiaries to make certain cash payments and (ii) alleged defaults of the Company and its subsidiaries under certain of their other financing arrangements. The March 11, 2007 letter purports to accelerate the obligation of the Company’s subsidiaries to repurchase all outstanding mortgage loans financed under the CSFBMC Agreement and demands repayment of the aggregate repurchase obligation. Under the CSFBMC Agreement, such acceleration would require the immediate repayment of the repurchase obligation. The Company estimates that the aggregate repurchase obligation of its subsidiaries under the CSFBMC Agreement was approximately $1.4 billion as of March 9, 2007. The Company is a guarantor under the CSFBMC Agreement. In its notice, CSFBMC additionally purports to terminate the Company’s subsidiary’s servicing rights under the CSFBMC Agreement and requests that the subsidiary take certain actions to facilitate the transfer of the servicing rights to a party appointed by CSFBMC.

DB Structured Products ("DBSP")

• The Company received two Reservation of Rights notices from DBSP, each dated March 10, 2007, alleging that certain Events of Default, as defined in that certain Master Repurchase Agreement, dated as of April 14, 2006, by and among certain of the Company’s subsidiaries, DBSP, Aspen Funding Corp., Newport Funding Corp. and Gemini Securitization Corp., LLC, and the related Loan and Security Agreement (collectively, the "April 2006 Agreements"), have occurred as a result of (i) the failure of the Company and its subsidiaries to satisfy an alleged margin and collateral deficit (as defined in the April 2006 Agreements), (ii) alleged defaults of the Company’s subsidiaries under certain of their other financing arrangements and (iii) an alleged failure of the Company to maintain the profitability required by the April 2006 Agreements. DBSP purports in the notices to reserve its rights with respect to the alleged Events of Default and also, among other requested actions, requests that the Company and its subsidiaries take certain actions to facilitate the establishment of a back up servicing arrangement with a party appointed by DBSP.

• The Company received a Reservation of Rights notice from DBSP, dated March 10, 2007, alleging that certain Events of Default, as defined in that certain Master Repurchase Agreement, dated as of September 2, 2005, by and among certain of the Company’s subsidiaries, DBSP, Aspen Funding Corp., Newport Funding Corp., Tucson Funding LLC and Gemini Securitization Corp., LLC (the "DB Agreement"), have occurred as a result of (i) the failure of the Company and its subsidiaries to satisfy an alleged margin deficit (as defined in the DB Agreement), (ii) alleged defaults of the Company’s subsidiaries under certain of their other financing arrangements and (iii) an alleged failure of the Company to maintain the profitability required by the DB Agreement. DBSP purports in the notice to reserve its rights with respect to the alleged Events of Default and also, among other requested actions, requests that the Company and its subsidiaries take certain actions to facilitate the establishment of a back up servicing arrangement with a party appointed by DBSP.

Goldman Sachs Mortgage Company ("GSMC")

• The Company received notices from GSMC, dated March 7, 2007 and March 8, 2007, respectively, alleging that an Event of Default as defined in that certain Master Purchase Agreement, dated as of February 15, 2006, between the Company, as guarantor, one of its subsidiaries and GSMC (the "GSMC Agreement") has occurred due to the failure of such subsidiary to comply with a margin call under the GSMC Agreement. The March 8, 2007 letter purports to accelerate the Company’s and its subsidiary’s obligation to repurchase all outstanding mortgage loans financed under the GSMC Agreement and demands repayment of the aggregate repurchase obligation. Under the GSMC Agreement, such acceleration would require the immediate repayment of the repurchase obligation. The March 8, 2007 letter also purports to terminate the right of the Company’s subsidiary to service certain loans. The Company estimates that the aggregate repurchase obligation of the Company and its subsidiary under the GSMC Agreement was approximately $0.1 billion as of March 9, 2007.

• The Company’s subsidiary received an additional notice from GSMC, dated March 9, 2007, in which GSMC purported to offset the mortgage loans held by GSMC (and for which the subsidiary has a repurchase obligation under the GSMC Agreement) against the subsidiary’s repurchase obligation to GSMC. In this notice, GSMC states that it will inform the Company’s subsidiary of the total value credited by GSMC (as a result of this offset) against the Company’s and the subsidiary’s obligation under the GSMC Agreement.

IXIS Real Estate Capital, Inc. ("IXIS")

• The Company received a Notice of Default and Reservation of Rights from IXIS, dated March 8, 2007, alleging that certain Events of Default as defined in that certain Fifth Amended and Restated Master Repurchase Agreement, dated as of November 10, 2006, by and among the Company, certain of its subsidiaries and IXIS (the "IXIS Agreement") have occurred as a result of such subsidiaries’ alleged failure to (i) deliver certain financial statements of the Company and its consolidated subsidiaries, (ii) keep adequate books and records of account, (iii) maintain the profitability required by the IXIS Agreement and (iv) make certain cash payments. The March 8, 2007 letter purports to accelerate the obligation of the Company’s subsidiaries to repurchase all outstanding mortgage loans financed under the IXIS Agreement and demands repayment of the aggregate repurchase obligation. Under the IXIS Agreement, such acceleration would require the immediate repayment of the repurchase obligation. The Company estimates that the aggregate repurchase obligation of its subsidiaries under the IXIS Agreement was approximately $0.8 billion as of March 9, 2007. The Company is a guarantor under the IXIS Agreement. In its notice, IXIS additionally purports to terminate the Company’s subsidiaries’ servicing rights under the IXIS Agreement and requests that the subsidiaries take certain actions to facilitate the transfer of the servicing rights to a party appointed by IXIS.

Morgan Stanley Mortgage Capital Inc. ("Morgan Stanley")

• The Company received a Notice of Event of Default, Acceleration and Exercise of Remedies from Morgan Stanley, dated March 9, 2007, alleging that certain Events of Default (as defined in the Morgan Stanley Agreement) have occurred as a result of (i) alleged defaults of the Company’s subsidiaries under certain of their other financing arrangements and (ii) a determination by Morgan Stanley that there has been a material adverse change to the Company’s subsidiaries or their ability to perform their obligations under the Morgan Stanley Agreement. The March 9, 2007 letter purports to accelerate the obligation of the Company’s subsidiaries to repurchase all outstanding mortgage loans and securities financed under the Morgan Stanley Agreement and demands repayment of the aggregate repurchase obligation. Under the Morgan Stanley Agreement, such acceleration would require the immediate repayment of the repurchase obligation. The Company estimates that the aggregate repurchase obligation of the Company’s subsidiaries under the Morgan Stanley Agreement was approximately $2.5 billion as of March 9, 2007. In its notice, Morgan Stanley additionally purports to terminate the Company’s subsidiary’s servicing rights under the Morgan Stanley Agreement and requests that the subsidiary take certain actions to facilitate the transfer of the servicing rights to a party appointed by Morgan Stanley.

All of the Company’s financing arrangements with its lenders contain cross default and cross acceleration provisions. Accordingly, each of the Company’s lenders that have not yet delivered notices of default or acceleration to the Company will be permitted to do so under the terms of their applicable financing arrangement with the Company. If each of the Company’s lenders were to accelerate the obligations of the Company and its subsidiaries to repurchase all outstanding mortgage loans financed under all of the Company’s outstanding financing arrangements, the aggregate repayment obligations would be approximately $8.4 billion. Further, under the respective financing arrangements, each of the Company’s lenders have the right to cease providing financing to the Company and its subsidiaries during the pendency of an event of default. As of March 9, 2007, all of the Company’s lenders under its short-term repurchase agreements and aggregation credit facilities had discontinued their financing with the Company or had notified the Company of their intent to do so. One of the Company’s lenders has subsequently indicated to the Company that, notwithstanding its written notification to the Company of its intention to cease providing financing to the Company, it may be willing to continue providing limited financing under its existing agreements with the Company, but that such financing may be eliminated by the lender at any time.

The Company and its subsidiaries do not have sufficient liquidity to satisfy their outstanding repurchase obligations under the Company’s existing financing arrangements. The Company is continuing its discussions with its lenders and other third parties regarding refinancing and other alternatives to obtain adequate liquidity. No assurance can be given that any of these discussions will be successful. If the Company and its subsidiaries are not able to satisfy their repurchase obligations, one or more of the Company’s lenders may seek to liquidate the mortgage loans or other assets financed under the applicable financing arrangement with the Company. If this were to occur and if such liquidation was for an amount less than the contractual amount at which the Company and its subsidiaries have agreed to repurchase such mortgage loans from the applicable lender, then the lender may seek to recover this deficiency from the Company and its subsidiaries. The Company and its subsidiaries may not have sufficient resources to satisfy any such deficiency.

Item 8.01 Other Events.

Update on Status of 2006 Form 10-K

As previously announced, on March 2, 2007, the Company filed a Form 12b-25 with the Securities and Exchange Commission in which it reported that it had not yet filed its Annual Report on Form 10-K for its fiscal year ended December 31, 2006 (the "2006 Form 10-K"). In the Form 12b-25, the Company reported that it would not be able to complete its 2006 Form 10-K until (i) the Audit Committee of its Board of Directors completes its previously announced internal investigation into the issues giving rise to the Company’s need to restate its 2006 interim financial statements, as well as issues pertaining to the Company’s valuation of residual interests in securitizations in 2006 and prior periods, and (ii) the Company provides its independent registered public accounting firm, KPMG LLP, with the information that it needs in order to complete its audit of the Company’s financial statements and internal control over financial reporting.

The Company continues to work diligently to finalize its financial statements for the year ended December 31, 2006, but does not expect to finalize its financial statements, or to file its 2006 Form 10-K, prior to March 16, 2007 (the fifteenth calendar day following the prescribed due date for the 2006 Form 10-K). If the Company does not file its 2006 Form 10-K with the SEC on or before March 16, 2007, the Company will be in violation of Section 203.01 (Annual Financial Statement Requirement) of the New York Stock Exchange’s (the "NYSE") Listed Company Manual and will be subject to the procedures specified in Section 802.01E (SEC Annual Report Timely Filing Criteria) of the NYSE Listed Company Manual. This section provides that the NYSE will monitor the Company and the filing status of the 2006 Form 10-K. If the Company has not filed its 2006 Form 10-K within six months of the filing due date of the 2006 Form 10-K, the NYSE will determine whether the Company should be given up to an additional six months to file its 2006 Form 10-K. If the NYSE determines that such an additional time period is not appropriate, suspension and delisting procedures would be commenced pursuant to Section 804.00 of the NYSE Listed Company Manual.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amendment No. 8 to Master Repurchase Agreement, dated as of March 8, 2007, by and among New Century Mortgage Corporation, NC Capital Corporation, New Century Credit Corporation, Home123 Corporation, NC Asset Holding, L.P. (successor by conversion to NC Residual II Corporation), NC Residual III Corporation, NC Residual IV Corporation, and Morgan Stanley Mortgage Capital Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Century Financial Corporation

March 12, 2007	By:	/s/ Brad A. Morrice
Name: Brad A. Morrice
Title: President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 8 to Master Repurchase Agreement, dated as of March 8, 2007, by and among New Century Mortgage Corporation, NC Capital Corporation, New Century Credit Corporation, Home123 Corporation, NC Asset Holding, L.P. (successor by conversion to NC Residual II Corporation), NC Residual III Corporation, NC Residual IV Corporation, and Morgan Stanley Mortgage Capital Inc.